UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

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USIP.COM, INC.
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(Exact name of Registrant as specified in charter)

Nevada	000-31193	16-1583162
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

Harbin Dongdazhi Street 165, P.R. Harbin China		150001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (011)-86-451-53948666

7325 OSWEGO ROAD
LIVERPOOL, NEW YORK 13090
(315) 451-7515

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS

Our disclosure and analysis in this  prospectus  contain  statements  that depend upon or refer to future  events or  conditions or that include words such as "expects,"  "anticipates,"  "intends," "plans,"  "believes,"  "estimates" and similar  expressions.  Although we believe that these  statements are based upon reasonable  assumptions,  including  projections  of  operating margins,  earnings,  cash flow, working capital, capital expenditures and other  projections,  they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements.  These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this Current Report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the SEC after we begin to file such reports.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “Yuan” or “RMB” are to the Chinese Yuan (also known as renmimbi). According to Xe.com, as of September 11, 2006, $1.00 = 7.95250 Yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by USIP.Com, Inc. (“we”, “us” or the “Company”) in connection with (i) a transaction in which certain of the Company’s shareholders sold to Messrs Yun Wang, Shibin Jiang and Bin Feng a total of 50.1% of the Company’s issued and outstanding shares of common stock resulting in a change in control and (ii) another transaction in which the Company purchased 100% of the outstanding and issued shares of common stock of American Eco-Environment Corporation in exchange for $5,000,000 of Company convertible notes.

The Company’s current structure, after the aforementioned transactions, is set forth in the diagram below:

Item 1.01. Entry into a Material Definitive Agreement.

The Company entered into the following agreements:

The Share Exchange Agreement and Issuance of Convertible Notes

On September 6, 2006, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of American Eco-Environment Corporation (“AEEC”), a Delaware corporation. Pursuant to the Share Exchange Agreement, the following holders of 100% of the issued and outstanding shares of common stock of AEEC exchanged all their shares of common stock in AEEC for the Company’s newly-issued $5,000,000 face value convertible notes (the “Notes”): Yun Wang, Shibin Jiang and Bin Feng.  Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 face value Notes, respectively.  The share exchange transaction closed on September 6, 2006.

The Notes have a maturity date of eighteen (18) months from the date of the Note and an interest rate of the prime interest rate plus two percent (2%).  They will automatically convert upon the occurrence of a 165.1099:1 reverse stock split of the Company’s common stock (the “Reverse Split”) into 9,049,399 post-split shares of Company common stock.  Accordingly, Yun Wang, Shibin Jiang and Bin Feng will become holders of 6,244,085, 1,176,422 and 1,628,892 post-split shares of common stock after the Reverse Split.  The Notes carry an aggregate of 1,494,144,955 votes, and have the right to vote along with the common stock on all matters. As holders of the Notes, Yun Wang, Shibin Jiang and Bin Feng each have 1,030,960,019, 194,238,844 and 268,946,092 votes, respectively.

Consulting Agreements

On September 5, 2006, the Company entered into a Consulting Agreement with Belmont Partners, LLC.  (“Belmont”).  The services to be performed by Belmont under the Consulting Agreement consisted of providing an introduction to Yifeng as well as advice and counseling to assist the Company in effecting a reverse merger transaction with Yifeng (the “Consulting Work”). In consideration of the Consulting Work, the Company agreed to compensate Belmont $24,000 upon Yifeng or its designees entering into and closing on a share purchase agreement for the sale and purchase of not less than 50.1% of the issued and outstanding stock of the Company. Holders of 50.1% of the issued and outstanding stock of the Company entered into a Share Purchase Agreement to sell their shares to Messrs Yun Wang, Shibin Jiang and Bin Feng, designees of Yifeng, on September 6, 2006.  The sale closed on September 6, 2006.

On September 5, 2006, Belmont entered into a Consulting Agreement with Yifeng. The services to be performed by Belmont under this Agreement (the “Work”) consisted of providing an introduction to USIP.com, Inc., a Nevada Corporation (“USIP”), as well as advice and counseling to assist the Company in effecting a reverse merger transaction with USIP (the “Work”). In consideration of the Work, the Company agreed to compensate Belmont, only in the event that the Company is successful in completing a reverse merger transaction with USIP, its parent or subsidiary companies or an affiliated company of USIP (the “Reverse Merger”), by causing USIP to issue to Belmont 1.8% of USIP’s common stock (180,000 shares of USIP’s common stock) following a reverse split.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 6, 2006, the Company acquired all of the outstanding capital stock of AEEC as described in Item 1.01 under “The Share Exchange Agreement and Issuance Convertible Notes.” Because AEEC owns 100% of Harbin Yifeng Eco-environment Co. Ltd (“Yifeng”), a corporation organized and existing under the laws of the People’s Republic of China (“PRC”), Yifeng is now an indirect wholly-owned subsidiary of the Company. While the Company’s previous management did not previously indicate that the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s new management believes that the Company, prior to the Share Exchange Agreement, qualified as a shell company. As a result of the above-referenced transactions, the Company has ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See Item 5.06 of this Current Report.

Yifeng is a privately-held environmental engineering company in the PRC. Yifeng provides non-hazardous municipal solid waste processing, disposal and consulting services to the northeast regions of China. See “Business.”

Our Corporate Structure

As set forth in the following diagram, following the closing of the Share Exchange Agreement (the “Exchange”), AEEC is now a wholly-owned subsidiary of the Company and Yifeng and its subsidiary, Zhiye, in turn, are now subsidiaries of AEEC.

BUSINESS

Our History

USIP.Com, Inc. was incorporated under the laws of the State of Utah on April 6, 1978 as Derby Farms, Inc. On January 19, 1982 our Articles of Incorporation were amended and the name of our company was changed to Commerce Oil of Kentucky, Inc. On January 31, 2000 Datone Communications, Inc., ("Datone"), a New York corporation and an independent payphone provider merged into our Company. All of the Datone shares were retired and Datone shareholders received, 268,388 restricted shares of common stock of the Company. On February 4, 2000 we amended our Articles of Incorporation and changed our name to USIP.Com, Inc.

On April 29, 2000 we purchased all the shares of NB Payphones, Ltd., ("NB"), the owner of 466 payphones in Pennsylvania and Cointel Leasing, Inc. ("Cointel"), the owner of 45 payphones in Syracuse, New York, from Riviera Bay Holding Trust, a Gibraltar Trust, for 8,750,000 restricted shares of our common stock. NB is a wholly owned subsidiary of USIP.

On August 30, 2000 we incorporated Datone, Inc. as a Delaware company. Datone, Inc. is a wholly owned subsidiary of USIP. All the revenue generating assets and related expenses that we received from the Datone Communications Merger were subsequently moved, via an intercompany transfer, from USIP into Datone, Inc. Datone, Inc., was capitalized with $1,017. All of the Datone, Inc., shares were conveyed to USIP. On October 1, 2000 we merged Cointel into Datone, Inc. by way of an intercompany transaction. Management decided that it would not benefit the Company to have two companies that are in the same business and location; we therefore combined the two in an effort to save money.

On September 9, 2005, the Company was reincorporated in the state of Nevada.

Yifeng Organizational History

Harbin Yifeng Eco-environment Co., Ltd. (“Yifeng”) was formed as “Harbin Xiangyang Municipal Waste Disposal Co., Ltd.” (“Xiangyang”) on August 19, 2003. Its registered capital was RMB 25 million (approximately $3,143,666) and it was owned by Harbin Yifeng Group Joint Stock Co., Ltd. (52.02%) and Harbin Tianli Taxi Co., Ltd. (47.98%). In October 2005, Xiangyang acquired Harbin Yifeng Zhiye Management Co., Ltd. (“Zhiye”), a company formed on July 19, 2004 and owned by Mr. Yun Wang (50%) and Ms. Yan Feng (50%), with a registered capital of RMB 3 million (approximately $377,240) in the business of eco-environment planning consulting and research and development on related environmental projects. Thereafter Zhiye became Xiangyang’s wholly owned subsidiary.

In March 2006, six individuals including Mr. Yun Wang, Mr. Shibin Jiang and Mr. Bin Feng (the “Three Yifeng Shareholders”) purchased Xiangyang and changed its name from Xiangyang to Yifeng. In July 2006, three Yifeng shareholders purchased the equity held by the other three shareholders in Yifeng. As of August 18, 2006, the registered shareholders of Yifeng were Mr.Yun Wang (69%), Mr. Shibin Jiang (13%) and Mr. Bin Feng (18%). Subsequently, the Three Yifeng Shareholders entered into a share transfer agreement and a share purchase agreement with AEEC under which they transferred all of their equity held in Yifeng to AEEC in consideration for AEEC’s issuance of shares to each of them in proportion to the percentage of shares they held in Yifeng.

Overview of Yifeng’s Business

Yifeng is a privately-held environmental engineering company providing two principal services: (i) non-hazardous municipal solid waste processing and disposal services and (ii) environmental engineering consulting services (provided through its wholly-owned subsidiary, Zhiye).

Non-Hazardous Solid Waste Processing

Yifeng is one of the leading regional, private environmental engineering companies in the PRC. Yifeng currently provides its services through its only landfill site (the “Landfill”) situated in the town of Jin Jia town, approximately 30 km from Harbin, the capital of Heilongjiang province. The Harbin Municipal Urban Administrative Bureau (“HMUAB”) has authorized the Landfill to accept “municipal solid waste” (“MSW”), which is a type of waste generated by residential households and businesses such as restaurants and retail establishments. The Landfill occupies 55 hectares with an anticipated total capacity of more than 7.8 million tons of MSW. The Landfill can be used to dispose of 1,200 tons of MSW per day, approximately 34% of the total MSW in Harbin.

Solid waste management in the PRC is generally administered and financed by the municipal governments and the Environmental Protection Bureau and the Public Sanitation Bureau which are responsible for the collection, treatment and disposal of waste and the Municipal Urban Construction Bureau which is responsible for managing the construction of landfill sites and disposal of waste. In order to construct a new landfill, the Municipal Urban Construction Department conducts a site feasibility study and submits the study to the Municipal Environmental Protection Bureau for approval. The municipal governments in the PRC are starting to involve the private sector in solid waste management through companies such as Yifeng.

Yifeng currently operates the Landfill under a Build-Operate-Transfer (“BOT”) contract. It is one of the first companies to work with the municipal government under this type of contract. BOT is a form of project financing, wherein a private entity receives a franchise from the public sector to finance, design, construct, and operate a facility for a specified period, after which ownership is transferred back to the public sector. During the time that the project proponent operates the facility, it is allowed to charge facility users appropriate tolls, fees, rentals, and charges stated in their contract to enable the project proponent to recover its investment, and operating and maintenance expenses in the project.

The PRC Ministry of Construction has promulgated a Municipal Public Sector BOT Administrative Measure (the “Measure”). Under the Measure, public sector services such as water gas and heat supply, public transportation, and waste processing can be conducted by the BOT model through open bid. HMUAB and Yifeng entered into a 17-year BOT Contract on September 1, 2003 as a result of Yifeng winning in a public bid to build and operate the Landfill in Harbin. Under the BOT Contract, HMUAB granted Yifeng a 17-year use right for the Landfill site. HMUAB is responsible for the relocation of surrounding residents and necessary infrastructure. Yifeng is responsible for all the construction on, and management of, the Landfill site and upon the expiration of the BOT Contract, will return the Landfill to HMUAB.

The purpose of the project is to landfill the MSW in a way that it has little or no impact on surrounding land and residents. Prior to the project, only approximately 5.7% of the total MSW was disposed of in a safe manner in Harbin. It is anticipated that this project can result in the safe disposal of an additional 34.3% of MSW.

There are three phases of the project which requires a total investment of approximately RMB160,000,000 (approximately $20,119,459), of which, Yifeng is to provide approximately RMB120,000,000 (approximately $15,089,594). Yifeng has already contributed RMB70,000,000 (approximately $8,802,263) and HMUAB has contributed RMB40,000,000 (approximately $5,029,865). Phase I of the project was completed in November 2004, which includes waste landfill areas, a waste water adjusting pool and a processing station, laboratory and other affiliated construction such as office buildings, roads, etc. Yifeng plans to continue to construct waste landfill areas in Phase II and Phase III which are expected to be completed in 2010 and 2013, respectively.

Environmental Engineering Consulting Services

Yifeng, through its wholly-owned subsidiary, Zhiye, provides environmental engineering consulting services which encompass environmental project investment and operation, production site environmental protection design and construction, non-hazardous waste disposal solutions, air, water, soil, noise-related environmental product development; and ecological and environmental project consulting services. This business generated approximately 23% of Yifeng’s total revenues for the fiscal year ended December 31, 2005.

Yifeng achieved profitability in 2005, shortly after the completion of the Landfill project in late 2004. Yifeng is one of the first private enterprises to enter into the waste processing sector, which was previously dominated by state owned enterprises. Yifeng’s sole customer is HMUAB, which provides all of the MSW it processes.

Technology and Processes

Yifeng believes that its MSW disposal service represents an improvement over traditional landfill methods based on its technologies and landfill site design. The vast majority of MSW generated in the PRC is ultimately sent to simple dump sites on the suburban outskirts of cities. These dump sites without any sanitation measures pose significant environmental hazards, particularly associated with leachate to underground water. Until 2004, very few landfill sites in the PRC were equipped with leachate collection and treatment systems, which are required in developed countries.

The design of the Landfill incorporates features to protect groundwater and surface water, prevent soil erosion, protect against fire and provide easy access to control landfill gases and leachate. It is designed to be compatible with the surroundings both during its active life and after it is closed.

The Landfill is designed to meet international standards and comply with all relevant local PRC regulations, including the Sanitary Landfill Technical Standards of Municipal Solid Waste issued by the PRC’s National Ministry of Construction. Yifeng has installed a synthetic 2 mm high-density polyethylene membrane system at the bottom of the Landfill to prevent leachate from polluting underground water. It has also installed a gas treatment and collection pipe system at the bottom of the Landfill.

The Harbin Environment Sanitation Bureau is responsible for collecting and transporting MSW to the Landfill. At the entrance of the Landfill, inspectors inspect the waste for its compatibility with the Landfill. Once the waste passes inspection, it will be weighed using a computer-based weighbridge and then unloaded into the Landfill.

With the use of a bulldozer, the waste is pushed up to a height of 50-60 cm. In order to protect the HDPE membrane from tearing, the initial layer of waste will only be compacted when it reaches 3-meters thick. It will then be compacted into a 50-60 cm layer, with a waste density of more than 0.8 ton/m3. When the waste accumulates to a height of 2.5 meters, it will be covered with clay to prevent mosquitoes and flies from proliferating, prevent odor and light-weight waste from accidentally flying out of the Landfill. The Landfill is also sprayed periodically and sanitized to protect the surrounding environment and control mosquitoes.

In order to implement a waste-to-energy program, Yifeng has installed gas wells into the Landfill to collect methane gas from the Landfill.

In summary, the following are the principal technologies used by Yifeng at the Landfill:

•	Mechanical ventilated aerobic and anaerobic landfill techniques
•	Leachate collection
•	Synthetic HDPE horizontal anti-sinking technique
•	Landfill gas and methane collection
•	Municipal solid waste compacting technique

Future Planned Services

Traditional methods of municipal waste disposal (open-air dumps) can cause underground water and air pollution and other environmental problems. Landfill gases, principally methane, contribute to the production of greenhouse gases (“GHG”). In order to control GHG emissions, it is necessary to collect and utilize the landfill gases.

Yifeng is presently developing methods to utilize these landfill gases. By 2008, it plans to collect the landfill gases and sell them to a power company for power generation. By that time, the Landfill would have accumulated roughly 1-1.5 million tons of resident MSW. Yifeng has already installed collection tubes in the Landfill and plans to raise additional capital to finance the project, the availability of which cannot be assured.

Yifeng is planning to promote a “Zero-Waste-to-Landfill” plan as part of its environmental engineering services by efficiently recycling MSW, reducing waste disposal and prolonging the longevity of the Landfill site. Recycling MSW could provide Yifeng with additional revenue.

Market Analysis

Waste generation is directly related to socio-economic development, industrialization and the climate. Generally, as an economy prospers and the urban population grows, more solid waste is produced. During the last two decades, the PRC’s economy has been growing at an annual rate of almost 10%. Waste generation has similarly grown at a pace of 8-10% annually. Currently, every Chinese person produces an average of approximately 440 kg of solid waste per year. With a total population of 1.25 billion people, the PRC generates approximately 500 million tons of waste per year. The main types of waste generated in Chinese cities are:

Type of Waste	Organic	Paper	Plastic	Metal	Glass	Others
Percentages	45-55%	10-20%	5-15%	2-4%	2-4%	2-36%

(Source: World Bank 1996)

According to data from the World Bank, urban residents generate two to three times more solid waste than rural residents. With the rapid urbanization of the PRC, Yifeng’s strategy is to concentrate on larger cities and growth centers, where the need for waste management is greatest.

Landfills are the most common method of solid waste disposal in the PRC. By the end of 1995, there were over 1,000 landfill sites in large and mid-sized cities in the PRC, of which 90% of them were open-air dumps. By 2002, 70% of such sites remained open-air dumps. These simple open dump sites, without any proper sanitation, pose a serious environmental hazard. They generally do not have any leachate collection system, GHG emission control system, compaction or waste screening processes. There is, accordingly, a huge demand for the technology, methodology and management expertise in MSW management. In 1989, the PRC Ministry of Construction developed a comprehensive technical MSW landfill standard. This standard provides for the design and management of MSW landfills and requires that such landfills be designed to protect the environment. Our Landfill conforms to this standard.

Customers

HMUAB is Yifeng's sole customer in terms of its MSW disposal business. Under the 17-year term BOT Contract, it provides Yifeng approximately 34% of the total MSW Harbin produces regularly for disposal for a fixed disposal fee at RMB42 (approximately $5.28) per ton.

Only those companies which have been granted a special operating license issued by the national and local governments are permitted to engage in the waste business in the PRC. The national and local governments have strict requirements for professional technology and management.

Yifeng is responsible for collecting and processing the MSW in Harbin. HMUAB could determine that it does not meet the strict requirements for professional technology or management and revoke the BOT Contract and grant other companies the right to collect and process the MSW in Harbin. The termination of the BOT Contract or Yifeng's rights to operate would have a material adverse impact on its revenues and operations.

Yifeng’s environmental consulting services accounted for 23% of its total revenues during 2005 and were derived from two customers: Harbin Shuntian Real Estate Development Co., Ltd.(“Shuntian”) (3% of its total revenues in 2005) and Harbin Tianli Real Estate Development Co., Ltd. (“Tianli”) (19.5% of its total revenue in 2005), a related party of which Mr. Yun Wang, our principal shareholder, owns 46%. Yifeng provides services to Shuntian and Tianli at market rates.

Insurance

Yifeng purchased automobile insurance with third party liability coverage for its vehicles. It does not have other insurance such as property insurance, business liability or disruption insurance coverage for its operations in the PRC. Further, it does not have key man insurance for its officers and executive managers. Therefore, the loss of one or more of its officers and executive managers will adversely affect its business and operations. While a lawsuit against a company such as Yifeng in the PRC would be rare, it cannot make any assurance that it will not have exposure for liability in the event of a lawsuit.

Competition

Yifeng is the first privately owned enterprise engaged in MSW disposal under a BOT contract in Harbin. It disposes of approximately one third of the total MSW Harbin produces. The other MSW disposal factories are decades old. They are state owned enterprises using open-air dumps to dispose of MSW which can cause underground water and air pollution and other environmental problems. The Landfill was completed in 2004, adopting a new sanitary waste disposal method which was in compliance with relevant environmental rules and regulations.

Yifeng believes it has the following competitive advantages over the possible new private enterprises entering into the same industry:

1.
Sustainable and Predictable Revenue: Because the waste disposal price was fixed under the 17-year term BOT Contract and it is now in operation and its revenue is sustainable and predictable. Yifeng may use the cash from operations for facility and technology improvements, such as the waste to energy exchange project as described under “Future Planned Services” above.

2.
Processing Capacity. Yifeng has completed Phase I of the Landfill project. It is continuing Phase II and Phase III of the project where affiliated facilities will be constructed. Yifeng believes its new facilities will allow it to continue the expansion of its waste disposal capacity.

3.
Leading Position in Market. Yifeng is the largest MSW disposal enterprise in Harbin with the current disposal capacity of one third of the total MSW Harbin produces. It is also the first privately-owned MSW non-hazardous disposal company in China.

4.
Experienced Management. Its management is familiar with PRC environmental laws and regulations. They have hands-on experience in applying and maintaining governmental licenses and permits in the waste disposal industry in the PRC.

Intellectual Property

Yifeng does not hold any intellectual property rights over its MSW disposal technologies.

Research and Development Activities

Yifeng does not engage in any research and development activities.

Government Regulations

Yifeng constructed the Landfill. Its construction is subject to the Construction Standards of Municipal Solid Waste Landfill Projects (the “Construction Standards”) promulgated by the PRC Ministry of Construction. It completed the landfill project construction in November 2004. The construction was inspected by a third party construction monitoring entity and met the Construction Standards. The landfill disposal it conducts is subject to a variety of rules and regulations promulgated by the PRC National Ministry of Construction and other environmental bureaus including Technical Standards of Municipal Solid Waste, Waste Water Comprehensive Output Standards, Underground Water Quality Standard and Control Standards on Municipal Solid Waste Landfill. It is also subject to business license and approval regulations that are required for all corporations in the PRC.

Environmental Compliance

As referenced above, Yifeng is subject to a variety of environmental laws, rules and regulations as its business concerns MSW disposal.

Employees

Yifeng currently has 51 employees. All of them are full time employees, and 8 are with its subsidiary, Zhiye.

DESCRIPTION OF PROPERTY

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a “land use right.” Yifeng has been allocated the land use rights for the Landfill. Set forth below is the detailed information regarding the land:

Allocation Authority	Location	Area (Square Meters)	Construction on the Land	Audited Value	Term of Use Right
Harbin Municipal Urban Administrative Bureau (“HMUAB”)	Nortern Part to Jin Jia Town, Xiangyang County, Harbin	550,000 Sq. M;	Office and Staff Buildings (6,000 Sq. M.)	RMB14,270,028.48 (approximately US$1,783,753.56)	17 years from September 1, 2003

“HMUAB” “allocated” the land use rights to the Landfill to Yifeng for no consideration as part of the BOT Contract. The land use rights are limited: it must be used as a landfill and Yifeng cannot encumber it. Pursuant to the BOT Contract, Yifeng has the right to use the offices and staff buildings Yifeng built on the Landfill for 17 years from September 1, 2003, the same term as Yifeng is entitled to the use rights to the Landfill itself.

Its subsidiary, Zhiye, leases its office space (200 square meters) for an annual rent of RMB260,000 (approximately US$32,500), the market rent, from Harbin Yifeng Group Joint Stock Co., Ltd. (the “Yifeng Group”), a related party of which Mr. Yun Wang, Yifeng's principal shareholder, owns 22.78%. The lease is on a year to year basis.

Yifeng owns the following equipment:

No.	Facility Names	Quantity	Approximate Purchase Price (US$)
1	Bulldozer	2	134,500.00
2	Compaction machine	2	390,000.00
3	Red rock truck transportation vehicle	2	60,515.00
4	Hitachi excavator	1	165,000.00
5	spray vehicle	1	20,625.00
6	Car loader	1	32,500.00
7	Card Ma Si transport vehicle	2	52,500.00
	Total		855,640.00

LEGAL PROCEEDINGS

Yifeng knows of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we involved as a plaintiff in any material proceeding or pending litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are incorporated under the laws of the state of Nevada and, along with our wholly-owned subsidiaries, are headquartered in Harbin, PRC. We provide municipal solid waste sanitary disposal service for Harbin city. MSW includes residential, commercial, institutional and municipal waste. Our business is conducted through our wholly-owned subsidiary, Yifeng and Yifeng’s subsidiary, Zhiye. Both of Yifeng and Zhiye are organized under the laws of the PRC.

Yifeng was incorporated in the PRC in 2003, which is the first privately-owned environmental engineering firm providing non-hazardous MSW processing and disposal services and environmental engineering consulting services (provided through its wholly-owned subsidiary, Zhiye) in the northeast regions of the PRC.

Yifeng's non-hazardous MSW processing and disposal services are conducted under a BOT Contract with HMUAB for a 17-year term. HMUAB is presently its only customer for MSW disposal. It transports the MSW it collects from Harbin for processing. Yifeng disposes of 1,200 tons of MSW per day, approximately 34% of the total MSW in Harbin. Its waste disposal fee is RMB 42 per ton (approximately $5.25 per ton). The municipal government levies fees for the disposal of waste by residential, commercial and industrial producers as part of their general taxes. However, in recent years, there has been a move in several cities to introduce direct waste fees levied against the producer of such waste. Yifeng believes that MSW disposal fees in the PRC will increase, as the national government has been trying to improve waste management to keep pace with the economic growth and rapid urbanization of the PRC.

The waste disposal industry was previously operated by the PRC government. In transforming the operating entities of the government from state owned enterprises to private enterprises using the BOT model, the government did not promulgate changes in the relevant tax regulations governing such entities. Consequently, as a PRC privately-owned enterprise conducting waste disposal business prior to August 28, 2006, Yifeng’s income tax status is not known. Accordingly, it has reserved and pre-recorded its income tax and value added tax in our consolidated financial statements pending the implementation of the PRC government’s tax rules and regulations. Yifeng was converted into a wholly foreign-owned enterprise on August 28, 2006. According to a letter issued by the State Taxation Administration in 2003, Yifeng is exempted from income tax for two years from its first profitable year and only has to pay 50% of its income taxes for the following three years.

Zhiye, Yifeng’s subsidiary, is entitled to be exempted from the income tax and value-added tax for three years from August 2004 because Zhiye has hired employees that have formerly served with the national army and the state grants tax benefits for such employers.

Results of Operations

The following table sets forth Yifeng's statements of operations for the six months ended June 30, 2006 and 2005, and the years ended December 31, 2005 and 2004, in U.S. dollars:

	Six Months Ended June 30,		The Years Ended December 31,
	2006	2005	2005	2004
Revenue	$1,836,792	$1,002,309	$2,368,581	$153,699
Costs of goods sold	234,704	152,599	381,584	34,830
Gross profit	1,602,088	849,710	1,986,997	118,869
Selling, general and administrative costs	140,518	54,235	98,815	154,154
Income from operations	1,461,569	795,475	1,888,182	-35,285
Other (expense) income, net	-25,034	-110,523	-162,315	-27,669
Income before income taxes	1,436,535	684,951	1,725,867	-62,954
Provision for income taxes	343,628	226,034	408,149	0
Net income	1,092,907	458,917	1,317,718	-62,954

Yifeng's revenue is derived from the provision of MSW disposal services and environmental consulting services.

	Six Months Ended June 30,				The Years Ended December 31,
	2006		2005		2005		2004
Income from MSW disposal	$1,215,042	66.15%	$1,002,309	100%	$1,814,984	76%	$153,699	100%
Income from environmental consulting service	621,750	33.85%	0	0%	553,597	24%	0	0%
Total	$1,836,792	100%	$1,002,309	100%	$2,368,581	100%	$153,699	100%

THE SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2005

Revenues for the six months ended June 30, 2006 were $1,836,792, an increase of $834,483, or 83%, from revenues of $1,002,309 for the same period in 2005. The increase in the revenues was primarily attributable to Yifeng’s acquisition of Zhiye in October 2005. The acquisition introduced an additional source of revenue from the provision of environmental consulting services. The increased revenue is also attributable to the growth in Yifeng’s waste disposal business.

Cost of revenue for the six months ended June 30, 2006 was $234,704, an increase of $82,105, or 54%, from $152,599 for the comparable period in 2005. Gross profit for the six months ended June 30, 2006 was $1,602,088, an increase of $752,378 or 89%, from $849,710 for the same period in 2005. Yifeng's gross profit margin for the six months ended June 30, 2006 was 87% as compared with 85% for the six months ended June 30, 2005. Yifeng's increased gross profit margin was attributable to the higher gross profit margin arising from its environmental consulting business.

Selling, general and administrative expenses were $140,518 for the six months ended June 30, 2006, an increase of $86,283 from $54,235 for the same period in 2005. The increase was principally due to additional administrative expenses such as staff salaries, from the acquisition of Zhiye.

Other expenses were $25,034 and $110,523 for the six months ended June 30, 2006 and 2005. These were comprised of loan interest paid to a bank. The decrease in interest expense was a result of our repayment in installments of the loan.

Provision for income taxes was $343,628 for the six months ended June 30, 2006, an increase of $117,594 from $226,034 for the same period in 2005 as a result of our increased revenues.

Net income for the six months ended June 30, 2006 was $1,092,907, an increase of $633,990 from $458,917 for the same period in 2005.

THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

Revenues for the year ended December 31, 2005 were $2,368,581, an increase of $2,214,882, or 1441%, from revenues of $153,699 for the year ended December 31, 2004. These significant increases were the result of the fact that Yifeng only started its operations from November 2004.

Cost of revenue for the year ended December 31, 2005 was $381,584, an increase of $346,754, or 996%, from $34,830 for the year ended December 31, 2004. Gross profit for the year ended December 31, 2005 was $1,986,997, an increase of $1,868,128, or 1572%, from $118,869 for the year ended December 31, 2004. Yifeng's gross margin for the year ended December 31, 2005, was 84% as compared with 78% for the year ended December 31, 2004. The increase in the cost and gross profit was principally because Yifeng started its operations in November 2004.

Selling, general and administrative expenses were $98,815 for the year ended December 31, 2005, a decrease of $55,339 from $154,154 for the year ended December 31, 2004. The decrease was due to a one time expense for Yifeng’s formation, which had been booked as administration expenses in 2004.

Other expenses were $162,315 and $27,669 for the years ended December 31, 2005 and 2004. These were primarily loan interest paid to a bank. Because Yifeng received an RMB 40 million loan (approximately $5 million) from China Industrial and Commercial Bank in November 18, 2004 for the Landfill site construction, our repayment commenced in 2005.

Provision for income taxes was $408,149 for the year ended December 31, 2005, an increase of $408,149 from $0 for the year ended December 31, 2004. Yifeng did not have any net income in 2004.

Net income for the year ended December 31, 2005 was $1,317,718, an increase of $1,380,672 from a loss of $62,954 for the year ended December 31, 2004.

Liquidity and Capital Resources

Loan

Yifeng finances its operation and met capital expenditure requirements primarily through bank loans and operating income. It received a long-term loan of RMB 40 million (approximately $5 million) from China Industrial and Commercial Bank on November 18, 2004 for the Landfill site construction. The loan was secured by its building. It is for a term of sixty months maturing on November 15, 2009. The annual interest rate of the first year of the loan is 7.605%. The annual interest rates for the following years will be adjusted based on the bank’s official rates at that time. In addition to paying quarterly interest, it is also required to make $241,648 in principal repayments every quarter. In 2005, principal repayments in the amount of $966,592 were made.

Cash and Cash Equivalents

Net cash provided by operating activities

Net cash provided by Yifeng's operating activities was $1,633,421 for the six months ended June 30, 2006, an increase of 1,068,647 from $564,774 for the same period in 2005. The increase in net cash provided by operations was due to the addition of environmental consulting services.

Net cash provided by its operating activities was $487,571 for the year ended December 31, 2005, an increase of $2,203,439 compared to the net cash used by its operating activities ($1,715,868) for the same period of 2004. The increase in net cash provided by operations was because Yifeng commenced its operations at the end of 2004 and commenced full operation in 2005.

Net cash used in investing activities

Net cash used in investing activities decreased to $499,995 for the six months ended June 30, 2006, from $1,022,456 for the same period in 2005. The decrease was due to the fact that Yifeng fulfilled most of its payment obligations for the Landfill construction in 2005.

Net cash used in investing activities decreased to $1,710,495 for the year ended December 31, 2005, from $2,332,125 for the same period of 2004. The decrease was because it constructed most of our Landfill in 2004.

It intends to use its available funds to accelerate the development of its projects. Yifeng believes that its available funds will provide it with sufficient capital for the next twelve months; however, to the extent that it makes acquisitions or establishes additional facilities, it may require additional capital for the acquisition or for the operation of the combined companies. It cannot assure that such funding will be available.

Accounts Receivable

Accounts Receivable was $628,250 as of December 31, 2005 as compared to $0 as of December 31, 2004. This was because Yifeng had just commenced operations in late 2004 and did not have any accounts receivable. The accounts receivable in 2005 were the result of the provision of both MSW disposal services and environmental consulting services through its subsidiary, Zhiye.

Accounts Payable

Accounts Payable was $58,668 as of December 31, 2005, reflecting a decrease of 22.24% compared to $75,443 as of December 31, 2004 due to Yifeng's  payment of its purchased facilities as scheduled.

Critical Accounting Policies and Estimates

We have disclosed in note to our financial statements those accounting policies that we consider to be significant in determining our results of operations and our financial position which are incorporated by reference herein. We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Principles of consolidation

The consolidated financial statements for the years ended December 31, 2005 and 2004 include the accounts of Yifeng and its subsidiary. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts Receivables

Accounts receivables are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. A considerate amount of judgment is required in assessing the realization of these receivables, including the current credit worthiness of each customer and the related aging analysis. Based on this assessment, the Company considers all its accounts receivables fully collectible and no allowance for doubtful accounts was provided for the years ended December 31, 2005 and 2004.

Inventories

Inventories consist of the raw materials, supplies, and goods to be used in the regular day-to-day operations. Inventories are valued at the lower of cost or market with cost determined on a first-in first-out basis.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5-10 years.

Advance to suppliers

Advance to suppliers represent the payments made and recorded in advance for goods and services. Advances were also made for the purchase of the materials and equipments of Yifeng's construction in progress. The final phase of the construction is not completed. As such, no amortization was made for the years ended December 31, 2005 and 2004.

Income taxes

Yifeng accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue recognition

Yifeng utilizes the accrual method of accounting. Revenue is recognized when service is provided and payments of the customers and collection are reasonably assured. In addition, many of Yifeng's clientele are required to prepay for the services to be performed. As such, these amounts are charged to deferred revenue until performance has been completed.

Foreign currency translation

Yifeng's functional currency is the Renminbi (“RMB”). Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Revenues and expenses are translated at the average exchange rates in effect during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated Other Comprehensive Income". Gains and losses resulting from foreign currency translations are included in Accumulated Other Comprehensive Income.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the change in control of our company after the closing of the Share Purchase Agreement, as well as after the Reverse Split when the Notes will automatically convert by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.

	Pre Reverse Split Number			Post Reverse Split Number
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
Yun Wang Harbin Dongdazhi 150001, Harbin, China	Common Stock	17,157,363	34.57%	Common Stock	6,348,000	63.48%
	Notes	$3,450,000	69%
Shibin Jiang Harbin Dongdazhi 150001, Harbin, China	Common Stock	3,232,547	6.51%	Common Stock	1,196,000	11.96%
	Notes	$650,000	13%
Bin Feng Harbin Dongdazhi 150001, Harbin, China	Common Stock	4,475,834	9.02%	Common Stock	1,656,000	16.56%
	Notes	$900,000	18%
Jianhua Sun Harbin Dongdazhi 150001, Harbin, China	--	--	--	--	--	--
Greenwich Holdings, LLC 7325 Oswego Road, Liverpool, NY 13890	Common Stock	11,894,362	23.97%	Common Stock	72,039.06	0.72%

(1)
On September 6, 2006, holders of 50.1% of the issued and outstanding stock of the Company (“Sellers”) entered into the Share Purchase Agreement with each of Messrs. Yun Wang, Shibin Jiang and Bin Feng (the “Purchasers”). Pursuant to the Share Purchase Agreement, the Sellers agreed to sell to Purchasers 50.1% of the Company’s issued and outstanding shares of common stock.  The Company’s total issued and outstanding shares of common stock as of September 6, 2006 were 49,643,222 shares. Accordingly, the Company agreed to sell to Purchasers 24,865,743 shares of common stock.  The stock purchase closed on September 6, 2006.

(2)
On September 6, 2006, the Company entered into the Share Exchange Agreement with AEEC, a Delaware corporation. Pursuant to the Share Exchange Agreement, the holders of 100% of the issued and outstanding shares of common stock of AEEC exchanged all of their shares of common stock in AEEC for the Company’s newly-issued $5,000,000 face value Notes.  Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 face value Notes respectively.  The share exchange transaction closed on September 6, 2006.

The Notes have a maturity date of eighteen (18) months from the date of the Notes and an interest rate of prime plus two percent (2%).  They will automatically convert upon the occurrence of the Reverse Split.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with the change of control of the Company described in Item 5.01 of this Current Report, we have appointed the following executive officers and directors of the Company. Each of our executive officers and directors is a resident of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age
Yun Wang	Director/Chairman/Chief Executive Officer	52
Shibin Jiang	Director	50
Jianhua Sun	Director/Chief Financial Officer	31

The following sets forth biographical information regarding the Company’s directors.

Yun Wang

Mr. Wang, age 52, graduated from the Heilongjiang Architecture College in 1989. From 1999- 2006, Mr. Wang served as chairman of the board of Harbin Yifeng Group Corp. Since 2006, Mr. Wang has served as chairman and CEO of Harbin Yifeng Eco-environment Co., Ltd.

Shibin Jiang

Mr. Jiang, age 50, graduated from Harbin Electrical Manufacture College of the First Mechanical Industry in 1982. From 1983 to 1987, he was a senior engineer at Harbin’s First Metal Vessels Factory. Thereafter, he was chief engineering manager at Harbin Harping Construction Company’s technology department from 1988 to 1995. From 1995 to the present, he has been the vice president of Bin Jiang Commodity Transportation Market Ltd. and has also been serving as the General Manager, Chief Engineer and Director of Harbin Yifeng Eco-environment Co., Ltd since 2003.

Jianhua Sun

Mr. Sun, age 31, graduated from the Daqing Heilongjiang Petroleum College with a degree in accounting in 1999. From 1999 to 2004, he served as a director of the cost section at ACheng Relay Limited Corp., a company listed on the China Stock Exchange. From 2004 to 2005, he worked as an accountant at the Harbin Orient Group’s financial subsidiary. He has been Harbin Yifeng Eco-environment Co., Ltd’s Chief Financial Officer since 2006.

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors or executive officers.

Directors and Executive Officers of Yifeng

Yifeng’s executive officers are as follows:

Directors and Executive Officers	Position/Title	Age
Yun Wang	Chairman/President	52
Shibin Jiang	General Manager	50
Jianhua Sun	Chief Financial Officer	31

            Under Yifeng’s Articles of Association, Yifeng’s board of directors consists of three directors appointed by the shareholders. The directors are elected and appointed by the shareholders for a term of three years and can be re-elected for consecutive terms.  The appointment and termination of the General Manager is determined by the Board of Directors.  The General Manager is appointed for a term of three years and can be re-elected for consecutive terms.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors currently acts as our audit committee.  Because we only recently consummated the Share Purchase Agreement, our board of directors has not yet determined whether we have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act.  Our board of directors is in the process of searching for a suitable candidate for this position.

AUDIT COMMITTEE

We have not yet appointed an audit committee.  At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  Our Company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2007 fiscal year.

Executive Compensation

The following is a summary of the compensation we paid to our President and executive officers for the three years ended December 31, 2005, 2004 and 2003, respectively. No executive officers received compensation in excess of $100,000 for any of these three years.

ANNUAL COMPENSATION						LONG TERM COMPENSATION

						Awards		Payouts
Name	Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards $	Securities Underlying Options/ SARS	LTIP Payouts	All Other Compensation
Craig H. Burton,	President	12/31/2005	40,040	0	0	0	0	0	0
	President	12/31/2004	40,040	0	0	0	0	0	0
	President	12/31/2003	40,040	0	0	0	0	0	0

Joseph J, Passalaqua	Secretary/Treasurer	12/31/2005	27,040	0	0	0	0	0	0
	Secretary/Treasurer	12/31/2004	27,040	0	0	0	0	0	0
	Secretary/Treasurer	12/31/2003	27,040	0	0	0	0	0	0

The following is a summary of the compensation paid by Yifeng to its CEO and executive officers for the three years ended December 31, 2005, 2004 and 2003, respectively. No executive officers of Yifeng received compensation in excess of $100,000 for any of these three years.

ANNUAL COMPENSATION							LONG TERM COMPENSATION

							Awards		Payouts
Name	Position	Year Ended	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards $	Securities Underlying Options/ SARS	LTIP Payouts	All Other Compensation
Yun Wang(1)	President	12/31/2005	N/A			0	0	0	0	0
	President	12/31/2004	N/A			0	0	0	0	0
	President	12/31/2003	N/A			0	0	0	0	0

Shibin Jiang	General Manager	12/31/2005	4500			0	0	0	0	0
	General Manager	12/31/2004	4500			0	0	0	0	0
	General Manager	12/31/2003	1500	(2)		0	0	0	0	0

Jianhua Sun(1)	CFO	12/31/2005	N/A			0	0	0	0	0
	CFO	12/31/2004	N/A			0	0	0	0	0
	CFO	12/31/2003	N/A			0	0	0	0	0

(1) Yun Wang  started to server as Yifeng's President since 2006. Jianhua Sun started to search as Yifeng's CFO since 2006.
(1) Yifeng was formed in August 2003. Accordingly the salary of Shibin Jian in the year of 2003 was for the period from August to December.

Certain Relationships and Related Transactions

Yifeng’s Related Party Transactions

In 2004 and 2005, Yifeng loaned some funds to certain related companies as unsecured loans free of interest payment and repayable on demand. It also borrowed some funds from certain related parties for short-term unsecured advances free of interest and repayable on demand. By the date of the Current Report, none of the following transactions are outstanding.

Amounts due from related parties.

As of December 31, 2005, the two loans to related parties at the amounts of $18,466 and $768,903 were made to two subsidiaries of Yifeng Group. Our principal shareholder, Mr. Yun Wang, has 22.8% shares in Yifeng Group. The loans were paid in full to Yifeng by the first quarter of 2006.

As of December 31, 2004, the two loans to related parties at the amounts of $28,529 and $41,588 were made to two subsidiaries of Yifeng Group, which were paid in full by the end of 2005.

In the year of 2004, Yifeng loaned to some of its shareholders a total of $241,648 which was paid in full by the end of 2005.

Amounts due to related companies.

As of December 31, 2005, the amounts due to related parties, totaling $324,032, are primarily due to Yifeng’s acquisition of Zhiye in October 2005, a company in which our principal shareholder, Mr. Yun Wang, owned 50% prior to the acquisition. The acquisition price of $322,173 was paid in full in March 2006.

As of December 31, 2004, the amount due to related parties at $177,505 was a loan from a subsidiary of Yifeng Group. Yifeng paid it off as of the date of this report.

Indemnification of Our Directors and Officers

Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither articles of incorporation or by-laws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

MARKET FOR OUR COMMON STOCK

In the third calendar quarter of 2001 our common stock was included in the NASD's Bulletin Board system under the symbol "USPO". The following table sets forth for the respective periods indicated the prices of the common stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

CALENDAR QUARTER ENDED	HIGH BID(S)	LOW BID(S)
March 31, 2004	$0.45	$0.25
June 30, 2004	$0.41	$0.23
September 30, 2004	$0.41	$0.30
December 31, 2004	$1.05	$0.60
March 31, 2005	$0.48	$0.47
June 30, 2005	$0.13	$0.11
September 30, 2005	$0.06	$0.04
December 31, 2005	$0.35	$0.25
March 31, 2006	$0.14	$0.14
June 30, 2006	$0.18	$0.18

Our common stock was held by approximately 322 holders of record as of August 31, 2006.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our common stock since our inception and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 49,632,222 shares issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share, of which none have been issued and outstanding.

The following is a summary of the material terms of our capital stock and debt securities.  This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended, our By-laws and by the applicable provisions of Nevada law.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  According to our charter documents, holders of our common stock do not have preemptive rights, and are not entitled to cumulative voting rights.  No holder of any shares of stock of the Company shall be entitled as a right to purchase or to subscribe for or receive any unissued shares of common stock of the Company at any time authorized; but any shares of stock rights, or other securities may be issued and disposed of by the Board of Directors to such persons, on such terms, at such prices, and in such manner, as the Board of Directors may in its sole discretion determine without offering any thereof to holders of shares, rights, or other securities of the corporation. There are no conversion or redemption rights or sinking fund provided for our stockholders.  Shares of common stock share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available for distribution as dividends.  In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized under the Restated Article of Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions for the issuance of such stock, and, by filing a certificate of designations under Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1. the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2. whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3. the obligation, if any, of the Company to redeem shares of Preferred Stock pursuant to a sinking fund;

4. whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5. whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6. the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7. any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Convertible Notes

On September 6, 2006, the Company entered into the Share Exchange Agreement and issued the Notes.

The Notes have a maturity date of eighteen (18) months from the date of the Note and an interest rate of prime plus two percent (2%). They will automatically convert upon the occurrence of the Reverse Split into 9,049,399 post-split shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Notes

On September 6, 2006, the Company entered into the Share Exchange Agreement with AEEC, a Delaware corporation. Pursuant to the Share Exchange Agreement, holders of 100% of the issued and outstanding shares of common stock of AEEC, namely, Yun Wang, Shibin Jiang and Bin Feng, exchanged all their shares of common stock in AEEC for the Company’s newly-issued $5,000,000 face value convertible Notes.  Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 face value Notes respectively.  The share exchange transaction closed on September 6, 2006.

The Notes have a maturity date of eighteen (18) months from the date of the Note and a default interest rate of prime interest rate plus two percent (2%).  They will automatically convert upon the occurrence of the Reverse Split into 9,049,399 post-split shares of common stock of the Company. Accordingly, Yun Wang, Shibin Jiang and Bin Feng will become holders of 6,244,085, 1,176,422 and 1,628,892 post-split shares of common stock of the Company.  The Notes carry a total of 1,494,144,955 votes and have a right to vote along with the common stock on all matters. As holders of the Notes, Yun Wang, Shibin Jiang and Bin Feng have 1,030,960,019, 194,238,844 and 268,946,092 votes respectively.

The issuance of shares of the Notes in the share exchange was exempt from registration in reliance upon Regulation S and Section 4(2) of the Securities Act of 1933, as amended.  Each of Yun Wang, Shibin Jiang and Bin Feng is a non-U.S. person, as defined in Rule 902(k) of Regulation S, and is either an accredited investor or has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in our securities.

Issuance of Common Stock

On August 24, 2006, the Company issued 3,000,000 shares of its common stock in consideration for the cancellation of a debt owed by the Company. The Company has no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

On January 18, 2006, the Company issued 26,627,834 shares of its common stock in consideration for the cancellation of debt owed by the Company in the amount of $840,834.  The Company has no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued as a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended under the terms of Section 4(2) of that Act.

Item 3.03 Material Modification to Rights of Securityholders.

On September 6, 2006, we issued $3,450,000, $650,000 and $900,000 face value Notes to Yun Wang, Shibin Jiang and Bin Feng pursuant to the Share Exchange Agreement with AEEC. Our Board of Directors created the Notes to allow us to consummate the Share Exchange Agreement with AEEC, although we do not have sufficient unissued authorized common stock and preferred stock to allow for a complete conversion. The Notes will convert automatically into 9,049,399 post-split shares of our Common Stock upon the occurrence of a 165.1099:1 Reverse Split.

As a result of the issuance of the Notes, Yun Wang, Shibin Jiang and Bin Feng have assumed majority control of the Company by having 98.4% of the voting rights.

For a description of our capital stock generally, see "Description of Our Securities" in Item 2.01 of this report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 7, 2006, right after the change in control of the Company reported in “Item 5.01 Changes in Control of Registrant” of this Current Report, our Board of Directors approved the dismissal of Robison, Hill & Co. (“Robison”) as our registered independent certified public accounting firm. Concurrent with this action, our Board of Directors appointed Bagell, Josephs, Levine & Company, LLC (“Bagell”) as our new registered independent certified public accounting firm. Bagell is located at High Ridge Commons, Suites 400-403, 200 Haddonfield-Berlin Road, Gibbsboro, NJ 08026.

Robison had been previously engaged as our independent auditing firm to audit our financial statements. As a result of the change in control, our operating businesses have previously been audited by Bagell and management elected to continue this existing relationship.

Robison’s audit opinion on the financial statements for the past two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2005 and 2004) and from January 1, 2006 to the date of this Report, there were no disagreements with Robison on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Robison, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

During the period the Company's engaged Robison, neither the Company nor anyone on the Company's behalf consulted with Bagell regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event. The Company has authorized Robison to respond fully to all inquiries of Bagell.

Item 5.01 Changes in Control of Registrant

On September 6, 2006, Sellers entered into the Share Purchase Agreement with the Purchasers. Pursuant to the Share Purchase Agreement, the sellers agreed to sell to Purchasers 50.1% of the Company’s issued and outstanding shares of common stock.  The Company’s total issued and outstanding shares of common stock as of September 6, 2006, was 49,643,222 shares of common stock. Accordingly, the Sellers agreed to sell to Purchasers 24,865,743 shares of common stock. The stock purchase closed on September 6, 2006. As a result of this transaction, there has been a change in control of the Company as the Purchasers now constitute the majority shareholders of the Company.

In connection with the closing, former directors of the Company, Mr. Craig H. Burton, Mr. Joseph J. Passalaqua and Mr. Lewis McGuiness appointed Yun Wang as a Director of the Company, Chairman of the Board and Chief Executive Officer of the Company, appointed Shibin Jiang and Jianhua Sun as directors of the Company and submitted their resignation as directors and officers of the Company, subject to the filing and dissemination of Schedule 14f-1. On August 25, 2006, we filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act and on August 31, 2006, we distributed that information statement to all holders of record of our common stock. As a result thereof, immediately after the closing of the Share Purchase Agreement, there occurred a change in control in the Board of Directors as Messrs. Yun Wang, Shibin Jiang and Jianhua Sun have became the entire Board of Directors of the Company.

Pursuant to the Share Purchase Agreement, the Sellers shall cause all subsidiaries of the Company or third party (the “Assuming Party”) to assume all liabilities of the Company, and with respect to any liability as of the closing of the Share Purchase Agreement, whether contingent or otherwise, which was not assumed or paid by the Assuming Party (collectively “Liabilities”) The Sellers also agreed to indemnify, defend and hold harmless Purchasers  and the Company from and against any and all claims, expenses and/or losses which may be incurred by the Company or Purchasers  in connection with a Liability.

Accordingly, the Sellers had caused the Company and its Board of Directors to pass such resolutions on August 24, 2006 to set August 24, 2006 as the record date for the spinoff of the Assuming Party, and to authorize a spinoff of the Assuming Party to the shareholders of the Company in accordance with SEC Staff Legal Bulletin No. 4 dated September 16, 1997 and such other laws and regulations as may be applicable to such transaction (the “Spinoff”).

The Sellers had undertaken to take all steps necessary to effect the Spinoff by November 15, 2005.  Further, the Sellers had agreed to pay all expenses necessary to effect the Spinoff, including, but not limited to, attorney’s fees, transfer agent fees and filing fees and expenses.  The Purchasers, in turn, agreed to cause the Company to provide any assistance reasonably necessary to effect the Spinoff which cannot be performed by the Assuming Party or Sellers; provided, however, that neither Purchasers  nor the Company shall have any obligation to pay any monies to accomplish the Spinoff.

Item. 5.06 Change in Shell Company Status.

As a result of our acquisition of all of the outstanding capital stock of AEEC, as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of Yifeng are appended to this Current Report.

(b)	Pro forma financial information concerning the acquisition of the business operations of Yifeng.

(d)	The following exhibits are filed with this Current Report:

Exhibit No. Description of Exhibit

3.1	Articles of Incorporation (1)

3.2	Amended Articles of Incorporation (1)

3.3	Amended Articles of Incorporation (1)

3.5	Nevada Articles of Incorporation (2)

3.6	Bylaws (1)

3.7	Nevada Bylaws (2)

3.8	Specimen of Common Stock certificate (1)

4.1.	Share Purchase Agreement, dated as of September 6, 2006 by and among Joseph J. Passalaqua, Greenwich Holdings, LLC and Yun Wang, Bin Feng and Shibin Jiang.

4.2	Convertible Notes issued to Yun Wang, Bin Feng and Shibin Jiang.

10.1	Share Exchange Agreement dated as of September 6, 2006 between the Registrant and American Eco-environment Corporation (“AEEC”) and the stockholders of AEEC.

10.2	Consulting Agreement dated as of September 5, 2006 between the registrant and Belmont Partners, LLC (“Belmont”).

10.3	Consulting Agreement dated as of September 5, 2006 between Belmont and Harbin Yifeng Eco-environment Co., Ltd.

16.1	Letter dated September 7, 2006 from USIP.COM, Inc. to Robison Hill & Co.

16.2	Letter dated September 11, 2006 from Robison Hill & Co. to the Securities and Exchange Commission.

21.1	List of Subsidiaries

______

(1)	Incorporated by reference to the Registrant’s Form 10-SB filed on July 28, 2000.
(2)	Incorporated by reference to the Registrant’s Information Statement on Schedule 14C filed on September 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006

USIP.COM, Inc. (Registrant)

By:	/s/ Yun Wang
Yun Wang
Chief Executive Officer

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 & 2005
(UNAUDITED)

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006 & 2005
(UNAUDITED)

TABLE OF CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets as of June 30, 2006 (Unaudited)
And December 31, 2005 (Audited)	2

Consolidated Statements of Operations for the Six Months
Ended June 30, 2006 and 2005 (Unaudited)	3

Consolidated Statements of Changes in Stockholders’ Equity for the
Six Months Ended June 30, 2006 and 2005 (Unaudited)	4

Consolidated Statements of Cash Flows for the Six Months
Ended June 30, 2006 and 2005 (Unaudited)	5

Notes to Consolidated Financial Statements (Unaudited)	6-8

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of
Harbin Yifeng Eco-Environment Co., Ltd.
Harbin, China

We have reviewed the accompanying consolidated balance sheet of Harbin Yifeng Eco-Environment Co., Ltd. (the “Company”) as of June 30, 2006 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the six months ended June 30, 2006 and 2005. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

August 19, 2006

MEMBER OF:
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC CCOUNTANTS

1

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

ASSETS
	June 30,	Dec. 31,
	2006	2005
	Unaudited	Audited
Current assets:
Cash and cash equivalents	$1,147,239	$821,141
Accounts receivable	653,361	628,250
Inventory	24,403	35,401
Total Current Assets	1,825,002	1,484,792

Property and equipment, net of accumulated depreciation
of $375,973 & $229,729, respectively	2,374,617	2,494,597

Other assets:
Construction in progress	2,178,425	1,678,430
Advances to suppliers	2,840,915	2,800,806
Other receivables	767,678	787,369

Total Assets	$9,986,637	$9,245,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan payable - current portion	$966,592	$966,592
Accounts payable	103,113	58,668
Unearned revenue	123,029	121,872
Taxes payable	757,387	414,250
Accrued expenses and other payables	23,430	30,658
Due to related parties	-	324,032
Total Current Liabilities	1,973,552	1,916,072

Long-term liabilities:
Loan payable - net of current portion	2,416,480	2,899,776

Total Liabilities	4,390,032	4,815,848

Stockholders' Equity
Common stock, $0.0125 par value, 50,000,000 shares authorized;
25,000,000 shares issued and outstanding as of both June 30, 2006 &
December 31, 2005;	312,500	312,500
Additional paid in capital	2,707,991	2,707,991
Accumulated other comprehensive income	266,483	192,931
Retained earnings	2,309,631	1,216,724
Total Stockholders' Equity	5,596,605	4,430,146

Total Liabilities and Stockholders' Equity	$9,986,637	$9,245,994

The accompanying notes are an integral part of these consolidated financial statements
2

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 & 2005

	2006	2005

Sales	$1,836,792	$1,002,309

Cost of Sales	234,704	152,599

Gross Profit	1,602,088	849,710

Operating Expenses
Selling, general and administrative	140,518	54,235

Operating income	1,461,569	795,475

Other Income and Expenses
Interest income	742	2,592
Interest expense	(25,776)	(113,063)
Other expense	-	(52)

Income Before Income Taxes	1,436,535	684,951

Provision for Income Taxes	343,628	226,034

Net Income	$1,092,907	$458,917

Basic income per common share	$0.044	$0.018

Weighted average common shares	25,000,000	25,000,000

The accompanying notes are an integral part of these consolidated financial statements
3

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

					Accumulated
	Common Stock		Additional		Other	Retained
	par value $.0125		Paid in	Subscription	Comprehensive	Earnings	Comprehensive
	Shares	Amount	Capital	Receivable	Income	(Deficit)	income	Total

Balance - January 1, 2005	25,000,000	$312,500	$2,707,981	$(363,075)	$107	$(100,994)		$3,942,866

Comprehensive income
Net income for the period						458,917	458,917	458,917
Other comprehensive income, net of tax
Foreign currency translation adjustments					-		-	-
Comprehensive income							458,917

Balance - June 30, 2005	25,000,000	$312,500	$2,707,981	$(363,075)	$107	$357,923		$4,401,783

Balance - January 1, 2006	25,000,000	$312,500	$2,707,991	$-	$192,931	$1,216,724		$4,430,146

Comprehensive income
Net income for the period						1,092,907	1,092,907	1,092,907
Other comprehensive income, net of tax
Foreign currency translation adjustments					73,552		73,552	73,552
Comprehensive income							1,166,459

Balance - June 30, 2006	25,000,000	$312,500	$2,707,991	$-	$266,483	$2,309,631		$5,596,605

The accompanying notes are an integral part of these consolidated financial statements
4

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 & 2005

	2006	2005

Cash Flows From Operating Activities:
Net income	$1,092,907	$458,917
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	143,388	71,272

Changes in operating assets and liabilities:
Accounts receivable	(25,111)	(478,608)
Inventory	10,998	(31,003)
Other receivable	19,691	(369,991)
Advances to suppliers	(40,109)	624,767
Accounts payable	44,445	5,951
Unearned revenue	1,157	(28,981)
Taxes payable	343,127	226,033
Accrued expenses and other payables	(7,228)	56,110

Cash provided by operating activities	1,583,265	534,467

Cash Flows From Investing Activities:
Additions to construction in process	(499,995)	(1,022,456)

Cash used in investing activities	(499,995)	(1,022,456)

Cash Flows From Financing Activities
Reduction in long term debt	(483,296)	(483,296)
Payment for loan from related parties	(324,032)	-

Cash used in financing activities	(807,328)	(483,296)

Effect of exchange rate changes on cash and cash equivalents	50,156	30,307

Increase (decrease) in cash and cash equivalents	326,098	(940,978)

Cash and Cash Equivalents - Beginning of period	821,141	2,246,295

Cash and Cash Equivalents - Ending of period	$1,147,239	$1,305,317

Supplemental Disclosure of Cash Flow Information:

Cash paid during the period for:
Interest	$25,776	$113,063
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

5

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED)

1. DESCRIPTION OF THE COMPANY

Harbin Yifeng Eco-Environment Co., Ltd. (the “Company” or “Harbin Yifeng”) was incorporated in People’s Republic of China (the “PRC” or “China”) in 2003.

Harbin Yifeng is primarily engaged in the business of municipal solid waste management. The Company’s major lines of services include the municipal waste management service provided to the city of Harbin under the Build-Operate-Transfer (“BOT”) model. This method requires the entity to build, operate, and transfer its facilities to a new location when the existing location is complete. The Company also operates an environmental consulting business under its wholly owned subsidiary, Harbin Yifeng Zhiye Co., Ltd.

2. BASIS OF PREPARATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have eliminated in consolidation.

Interim financial statements:

The consolidated interim financial statements are unaudited; however, in the opinion of Harbin Yifeng, the consolidated interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Results for interim periods are not necessarily indicative of those to be expected for the full year. It is suggested that these consolidated financial statements be read in conjunction with the December 31, 2005 audited financial statements and the accompanying notes thereto.

The change in the carrying value from 2005 to 2006 is due to the fluctuation in the exchange rate from the Chinese currency (RMB) to the US dollar.

Recent accounting pronouncements:

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 155), and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 144. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a re-measurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company does not expect the adoption of SFAS No. 155 to have a material impact on its financial position, results of operations or cash flows as the Company currently has no financial instruments within the scope of SFAS No. 155.

6

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED)

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("FAS 154"). FAS 154 generally require that accounting changes and errors be applied retrospectively. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect FAS 154 to have a material impact on its financial statements.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides clarification regarding the meaning of he term "conditional asset retirement obligation" as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations." FIN 47 is effective for fiscal years beginning after December 15, 2005. The Company is currently evaluating the impact of FIN 47 on its financial statements.

3. ASSETS

The June 30, 2006 consolidated balance sheet included total current assets of $1,825,002 and non-current assets of $8,161,635. Of these amounts, approximately $1,147,239 in cash is available for funding current operations. At December 31, 2005, the consolidated balance sheet included total current asset of $1,484,792, consisting of $821,141 in cash and cash equivalent.

Included in the current assets are accounts receivables, which are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. Based on this assessment, the Company considers all its accounts receivables fully collectible and no allowance for doubtful accounts was provided for the period ended June 30, 2006 and June 30, 2005.

Other current assets also included inventories that are mainly raw materials and supplies for the construction of the second-stage landfill. Inventories are stated at the lower of cost or market. Cost of raw materials is determined on the basis of first in first out method ("FIFO").

Included in non-current assets are property, plant and equipment mainly consisting of the constructed landfill and the auxiliary equipments located in the People's Republic of China ("PRC"). Depreciation on property, plant and equipment is computed using the straight -line method over the estimated useful life of the assets. The majority of the assets have estimated useful lives of 5-17 years. Construction in progress represents direct costs of construction or acquisition and design fees incurred for the Company’s new landfills and equipments. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. Also included in the non-current assets is advance to suppliers, representing the payments made and recorded in advance of the receipts of goods or services. Most of the prepayments were made for the purchase of the materials and equipments of the Company’s construction in progress. Other receivables are also classified under non-current assets. Other receivables include dues from related parties and affiliates. Related parties include officers, directors and more than 5% shareholders of the Company. Affiliates include the companies with common ownership of the Company’s major shareholders and/or companies owned by officers’ relatives.

7

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005 (UNAUDITED)

4. LIABILITIES

The June 30, 2006 consolidated balance sheet included total current liabilities of $1,973,552, of which, $757,387 was accrued income taxes payable that the Company is expected to pay for the profits earned for the current period and previous fiscal years. At December 31, 2005, the consolidated balance sheet included total current liabilities of $1,916,072, which included $414,250 accrued income taxes payable.

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on its taxable income.

Also included in the current liabilities was the current portion of the Company’s five-year long-term commercial loan from the Commercial and Industrial Bank of China in the amount of $966,592, which is expected to mature within one year.

The remaining portion of the loan in the amount of $2,416,480 is classified as non-current liabilities as of June 30, 2006, which are not expected to mature within one-year term.

5. STOCKHOLDERS' EQUITY

The additional paid-in capital represents the excess of the aggregate fair value of the capital contributed over the par value of the stock issued. The contribution was made in the form of either cash or commodity. The fair value of the commodity was determined by reference to the market price of the commodity at the date of the contribution and certified by the local appraisal authority.

Pursuant to the laws of People’s Republic of China, the Company is required to maintain certain statutory reserves by appropriating from its after-tax profit before declaration or payment of dividends. The reserves, which include a general reserve fund and a common welfare fund, form part of the equity of the Company. The appropriation to statutory reserve ceases when the balances of the reserve reach 50% of the registered capital of the Company.

6. EFFECT OF CHANGE OF FOREIGN EXCHANGE RATE

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not traded freely in the foreign exchange market. Instead, the exchange rate is closely controlled by the People’s Bank of China (“PBC”), the central bank of Chinese government. In July 2005, PBC adjusted the exchange rate tied to the U.S. dollar by 2%, largest percentage change ever since the current exchange rate system has been in place in 1994. The official exchange rate has been steadily going down since then, which stands at US$1:RMB7.9943 at June 30, 2006. The effect of this exchange rate change has caused an accumulated translation adjustment of $266,483, which is included as a component of stockholders’ equity as “Accumulated Other Comprehensive Income (Loss)”.

8

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2005 AND 2004

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Consolidated Balance Sheets at December 31, 2005 and 2004	2

Consolidated Statements of Income for the years ended December 31, 2005 and 2004	3

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2005 and 2004	4

Consolidated Statements of Cash Flows for the years ended December 31, 2005 and 2004	5 - 6

Notes to Consolidated Financial Statements	7 - 18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Harbin Yifeng Eco-Environment Co., Ltd.
Harbin, PRC

We have audited the accompanying consolidated balance sheets of Harbin Yifeng Eco-Environment Co., Ltd., as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Harbin Yifeng Eco-Environment Co., Ltd. as of December 31, 2005 and 2004 and the results of its operations, changes in stockholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs, Levine & Company, LLC
Bagell Josephs, Levine & Company, LLC
Gibbsboro, New Jersey

May 22, 2006
1

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,

ASSETS
	2005	2004
Current assets:
Cash and cash equivalents	$821,141	$2,246,295
Accounts receivable	628,250	-
Inventory	35,401	12,429
Loan to shareholder	-	241,648
Total Current Assets	1,484,792	2,500,372

Property and equipment, net of accumulated depreciation of
$229,729 and $20,802, respectively	2,494,597	2,372,238

Other assets:
Construction in progress	1,678,430	251,148
Advances to suppliers	2,800,806	2,563,849
Other receivables	787,369	70,117
Total other assets	5,266,605	2,885,114

Total Assets	$9,245,994	$7,757,724

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan payable - current portion	$966,592	$966,592
Accounts payable	58,668	75,443
Unearned revenue	121,872	28,981
Taxes payable	414,260	-
Accrued expenses and other payables	30,659	86,316
Due to related parties	324,032	177,505
Total Current Liabilities	1,916,083	1,334,837

Long-term liabilities:
Loan payable - net of current portion	2,899,776	3,866,368

Total Liabilities	4,815,859	5,201,205

Commitments and Contingencies

Stockholders' Equity
Common stock, $0.0125 par value, 50,000,000 shares authorized;
25,000,000 shares issued and outstanding in 2005 & 2004, respectively.	312,500	312,500
Additional paid-in-capital	2,707,981	2,707,981
Subscription receivable	-	(363,075)
Accumulated other comprehensive income	192,931	107
Retained earnings (accumulated deficit)	1,216,724	(100,994)
Total Stockholders' Equity	4,430,136	2,556,519

Total Liabilities and Stockholders' Equity	$9,245,994	$7,757,724

The accompanying notes are an integral part of these consolidated financial statements
2

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004

Revenues	$2,368,581	$153,699

Cost of Goods Sold	381,584	34,830

Gross Profit	1,986,997	118,869

Operating Expenses
Selling, general and administrative	98,815	154,154

Income (Loss) before other Income and (Expenses)	1,888,182	(35,285)

Other Income and (Expenses)
Interest income	4	-
Other income	10,535	2,305
Interest expense	(172,854)	(29,974)
Total other income and (expenses)	(162,315)	(27,669)

Income (Loss) Before Provision for Income Taxes	1,725,867	(62,954)

Provision for Income Taxes	408,149	-

Net Income (Loss) Attributable to Common Shareholders	$1,317,718	$(62,954)

Basic and diluted income (loss) per common share	$0.05	$(0.00)

Weighted average number of common shares	25,000,000	25,000,000

The accompanying notes are an integral part of these consolidated financial statements

3

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

					Accumulated
	Common Stock		Additional		Other	Retained
	par value $.0125		Paid in	Subscription	Comprehensive	Earnings	Comprehensive
	Shares	Amount	Capital	Receivable	Income	(Deficit)	Income	Total

Balance, December 31, 2003	25,000,000	$312,500	$2,707,981	$(1,812,306)	$37	$(38,040)	$-	$1,170,172

Additional capital contributed		-	-	1,449,231	-	-		1,449,231

Comprehensive income
Net income for the year						(62,954)	(62,954)	(62,954)
Other comprehensive income, net of tax
Foreign currency translation adjustments					70		70	70
Comprehensive income							(62,884)

Balance December 31, 2004	25,000,000	312,500	2,707,981	(363,075)	107	(100,994)		2,556,519

Additional capital contributed		-	-	363,075	-	-		363,075

Comprehensive income
Net income for the year						1,317,718	1,317,718	1,317,718
Other comprehensive income, net of tax
Foreign currency translation adjustments					192,824		192,824	192,824
Comprehensive income							1,510,542

Balance December 31, 2005	25,000,000	$312,500	$2,707,981	$-	$192,931	$1,216,724		$4,430,136

The accompanying notes are an integral part of these consolidated financial statements

4

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004
Cash Flows From Operating Activities:
Net income (Loss)	$1,317,718	$(62,954)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	208,927	20,123

Changes in operating assets and liabilities:
Accounts receivable	(274,363)	-
Inventory	(22,971)	(12,430)
Other receivable	(717,252)	1,181,456
Advances to suppliers	(236,957)	(2,539,322)
Accounts payable	(20,925)	75,443
Taxes payable	414,260	-
Unearned revenue	44,350	28,981
Accrued expenses and other payables	(79,461)	(407,237)

Cash provided by (used in) operating activities	633,326	(1,715,940)

Cash Flows From Investing Activities:
Purchase of property and equipment	(283,213)	(2,376,967)
(Additions) reduction to construction in process	(1,427,282)	44,842

Cash (used in) investing activities	(1,710,495)	(2,332,125)

Cash Flows From Financing Activities
Proceeds from long term debt	-	4,832,960
Reduction in long term debt	(966,592)	-
Loan to shareholder	254,760	(239,836)
Reduction in subscription receivable	363,075	1,449,231
Proceeds from loan from related parties	146,527	177,505

Cash provided by (used in) financing activities	(202,230)	6,219,860

Effect of exchange rate changes on cash and cash equivalents	(145,755)	72

Increase (decrease) in cash and cash equivalents	(1,425,154)	2,171,867

Cash and Cash Equivalents - Beginning of year	2,246,295	74,428

Cash and Cash Equivalents - End of year	$821,141	$2,246,295

SUPPLEMENTAL CASH FLOW INFORMATION:
During the year, cash was paid for the following:
Interest expense	$172,854	$29,974
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

5

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31,

	2005	2004

SUPPLEMENTAL NON-CASH INVESTING ACTIVITIES:
Liability incurred in acquiring subsidiary	$322,173	$-

SUMMARY OF ACQUISITION OF BUSINESS
Net assets acquired (after alloaction of $16,966 of negative
goodwill to fixed assets)	$398,066

Liabilities / accrued expenses assumed	(76,493)
Effect of translation change	600

Subtotal	(75,893)

Equity acquired	322,173
Amount paid/incurred for 100% ownership	(322,173)

Total	$-

The accompanying notes are an integral part of these consolidated financial statements

6

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

1. DESCRIPTION OF THE COMPANY

Harbin Yifeng Eco-Environment Co., Ltd. (the “Company” or “Harbin Yifeng”) was incorporated in People’s Republic of China (the “PRC” or “China”) in 2003.

Harbin Yifeng is primarily engaged in the business of municipal solid waste management. The Company’s major lines of services include the municipal waste management service provided to the city of Harbin under the BOT method. This method requires the entity to build, operate, and transfer its facilities to a new location when the existing location is complete. The Company also operates an environmental consulting business under its wholly owned subsidiary, Harbin Yifeng Zhiye Co., Ltd.

2. BASIS OF PREPARATION

The accompanying consolidated financial statements of the Company and its subsidiary have been prepared in accordance with generally accepted accounting principles in the United States of America.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements for the years ended December 31, 2005 and 2004 include the accounts of the Company and its subsidiary. All significant inter-company balances and transactions are eliminated in consolidation.

Use of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

7

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Cash and cash equivalents

For purposes of the statement of cash flow, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivables

Accounts receivables are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. A considerate amount of judgment is required in assessing the realization of these receivables, including the current credit worthiness of each customer and the related aging analysis. Based on this assessment, the Company considers all its accounts receivables fully collectible and no allowance for doubtful accounts was provided for the years ended December 31, 2005 and 2004.

Inventories

Inventories consist of the raw materials, supplies, and goods to be used in the regular day-to-day operations. Inventories are valued at the lower of cost or market with cost determined on a first-in first-out basis.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5-10 years.

Advance to suppliers

Advance to suppliers represent the payments made and recorded in advance for goods and services. Advances were also made for the purchase of the materials and equipments of the Company’s construction in progress. The final phase of the construction is not completed. As such, no amortization was made for the years ended December 31, 2005 and 2004.

8

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Income taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities. Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue recognition

The Company utilizes the accrual method of accounting. Revenue is recognized when service is provided and payments of the customers and collection are reasonably assured. In addition, many of the Company’s clientele are required to prepay for the services to be performed. As such, these amounts are charged to deferred revenue until performance has been completed.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, in addition to the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments legal environments and foreign currency exchange.

The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

9

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Fair value of financial instruments

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, taxes payable, notes payable and other loans payable approximate fair value due to the short-term nature of these items. The carrying amounts of bank borrowings approximate the fair value based on the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

Foreign currency translation

The Company’s functional currency is the Renminbi (“RMB”). Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Revenues and expenses are translated at the average exchange rates in effect during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated Other Comprehensive Income". Gains and losses resulting from foreign currency translations are included in Accumulated Other Comprehensive Income.

Earnings (Loss) per share

Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no common stock equivalents available for dilution purposes as of December 31, 2005 and 2004.

10

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

New accounting pronouncements

Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities ("VIE")" ("FIN 46"), was issued in January 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. In December 2003, the Financial Accounting Standards Board ("FASB") completed deliberations on proposed modifications to FIN 46 and re-issued FIN 46 ("Revised Interpretation") resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003 but prior to January 1, 2004 may be accounted for either based on the original interpretation or the Revised Interpretation. The adoption of these interpretations had no impact on the Company's results of operation or financial position.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No.123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. On March 29, 2005, the SEC issued Staff Accounting Bulletin (SAB) 107 which expresses the views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations and provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. In April 2005, the SEC issued a release which amends the compliance dates for SFAS No. 123R. We do not expect the adoption of SFAS No. 123R and SAB 107 to have a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections". SFAS No. 154 replaces APB Opinion No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. We do not expect the adoption of SFAS No. 154 to have any impact on the Company's financial statements.

11

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

4. INVENTORIES

	2005	2004

Materials	$31,472	$9,117
Finished Goods	3,929	3,312

Total	$35,401	$12,429

No allowance for inventories was made for the years ended December 31, 2005 and 2004.

5. PROPERTY AND EQUIPMENT, NET

	2005	2004

Machinery & Equipment	$746,077	$575,377
Automobiles	209,900	93,392
Landfills	1,768,349	1,724,271

Total	2,724,326	2,393,040
Less: Accumulated Depreciation	(229,729)	(20,802)

Property & Equipment, net	$2,494,597	$2,372,238

Depreciation expenses for the years ended December 31, 2005 and 2004 were $208,396 and $20,123, respectively. The change in the ending values for accumulated depreciation is due to the fluctuation in the translation rate of the RMB to US dollars, and is reflected in Other Comprehensive Income.

12

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

6. OTHER RECEIVABLES

Other receivables included due from related parties and affiliates.

Related parties include officers, directors and employees of the Company. Affiliates include the companies with common ownership of the Company’s major shareholders and/or companies owned by officers’ relatives. The advances do not indicate any specific repayment terms or interest rates. The Company expects all outstanding amounts will be repaid, and accordingly, no allowance has been established. As such, all amounts have been classified as long-term.

The details of the other receivables are as follows:

	2005	2004

Due from related party	$18,466	$28,529
Due from affiliates	768,903	41,588

Total other receivables	$787,369	$70,117

7. CONSTRUCTION IN PROGRESS

Construction in progress represents direct costs of construction or acquisition and design fees incurred for the Company’s new plant and equipment. Capitalization of these costs ceases and the construction in progress is transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided until it is completed and ready for its intended use. The anticipated completion date is in the 4th quarter of 2006.

For the years ended December 31, 2005 and 2004, the costs involved with construction in progress amounted to $1,678,430 and $251,148, respectively.

8. UNEARNED REVENUE

The Company operates the waste management system for the City of Harbin in the PRC. The government essentially guarantees payment of the fees assessed for the waste management services. However, the city does require many of the commercial establishments to prepay as much as 3 months to 1 years advance for services to be performed. As of December 31, 2005 and 2004, the Company had received $121,872 and $-0- in advance for services to be performed, respectively.

13

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

9. LOAN PAYABLE

On November 18, 2004, the Company received a long-term loan from Industrial and Commercial Bank of China, Harbin Branch in the amount of $4,832,960, secured by the Company’s building. The loan is for a 5-year term, maturing November 15, 2009. Pursuant to the loan agreement, the interest rate for the first year was set at 7.605%. Starting from the second year and thereafter, the rates become adjustable based on the change of the official rates at the time. In addition to paying the quarterly interest, the Company is also required to make $241,648 pre-determined principal repayments every quarter. In 2005, principal payments in the amount of $966,592 were made.

As of December 31, 2005 and 2004, the loan payable consists of the following:

	2005	2004

Loan payable - current portion	$966,592	$966,592

Loan payable - non-current portion	2,899,776	3,866,368

Total Loan payable	$3,866,368	$4,832,960

Maturities of long-term debt are as follows:

2006	$966,952
2007	966,592
2008	966,592
2009	966,592
2010	-0-

Total	$3,866,368

14

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

10. INCOME TAXES

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on its taxable income. Any difference in the Provision is attributable to the translation change, and is reflected in Other Comprehensive Income.

The provisions for income taxes for the years ended December 31, 2005 and 2004 are as follows:

PRC only:	2005	2004

Current	$408,149	$	- 0 -

Deferred	- 0 -		- 0 -

Total	$408,149	$	- 0 -

11. PROFIT APPROPRIATIONS

Pursuant to the laws of People’s Republic of China, the Company is required to maintain certain statutory reserves by appropriating from its after-tax profit before declaration or payment of dividends. The reserves, which include a general reserve fund and a common welfare fund, form part of the equity of the Company. The general reserve fund requires annual appropriations of at least 10% of after-tax profit (as determined under PRC GAAP); the common welfare fund appropriations are at the Company’s discretion. The appropriation to statutory reserve ceases when the balances of the reserve reach 50% of the registered capital of the Company.

The following represents the appropriations accrued for the years ended December 31:

	2005	2004

General Reserve	$124,104	$	- 0 -

Common Welfare Reserve	62,052		- 0 -

Total	$186,156	$	- 0 -

The Company has not remitted the payment for the appropriations for the amounts due as of the date of these financial statements.

15

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

12. STOCKHOLDERS’ EQUITY

On August 18, 2003, the Company issued 13,005,076 shares of its common stock to Harbin Yifeng Group Co., Ltd. (“Yifeng Group”) and 11,994,924 shares of its common stock to Harbin Tianli Taxi Co., Ltd. (“Tianli Taxi”). In consideration, Yifeng Group promised to contribute a total amount of $1,571,247, which consists of $1,208,175 in cash and $363,072 in properties, and Tianli Taxi committed to contribute a total of $1,449,231, all in the form of properties. As of December 31, 2003, Yifeng Group had contributed $1,208,175 in cash. In 2004, Tianli Taxi paid $1,389,425 in cash to replace the properties originally committed. Yifeng Group contributed the balance of $59,806 in cash. In addition, during the 2005 year, the Yifeng Group contributed the remaining $363,075 in cash to replace the value of properties that were in the original agreement. After this change, Harbin Group owns 54% of the Company and Tianli Taxi owns 46%. The number of shares issued was based upon USD 0.0125 per share. The excess of the amount contributed over the par value of the stock issued was included in additional paid-in capital.

13. ACQUISITION

The Company entered into a share acquisition agreement on October 31, 2005 with the individual shareholders of one of the affiliated companies, Harbin Yifeng Zhiye Management Co., Ltd. (“Yifeng Zhiye”). The Company agreed to pay 2,600,000 RMB ($322,173 USD) to acquire all of the outstanding shares of Yifeng Zhiye. As of December 31, 2005, this amount had not been paid, and is reflected in Due to Related Parties on the balance sheet. The amount was remitted in full in 2006.

16

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

14. COMMITMENTS AND CONTINGENCIES

The waste management field is strictly regulated and closely monitored by the local government. In addition, the Chinese market in which the Company operates poses certain macro-economic and regulatory risks and uncertainties. These uncertainties extend to the ability of the Company to operate its business and to maintain environmentally safe and sound in China where the waste management under the BOT method (Build, Operate, Transfer) is still relatively new. Though the People’s Republic of China has, since 1978, implemented a wide range of market-oriented economic reforms, continued reforms and progress towards a full market-oriented economy are uncertain. Some restrictions are currently in place or are unclear in the waste management field. The Company’s legal structure and scope of operations could be subjected to restrictions that could result in severe limits to the Company’s ability to conduct business in China.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China, the central bank of China. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

15. PRO FORMA STATEMENTS - ACQUISITION

The following unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2005 and 2004 purport what the acquisition would look had the acquisition been in effect at January 1, 2004. The unaudited condensed consolidated statements do not necessarily represent the actual results of operations that would have been achieved had the companies been combined at the beginning of the period, nor may they be indicative of future operations.

17

HARBIN YIFENG ECO-ENVIRONMENT CO., LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

	2005	2004

Revenues	$2,368,581	$153,699

Cost of Goods Sold	398,674	34,830

Gross Profit	1,969,907	118,869

Operating Expenses
Selling, general and administrative	109,839	158,975

Income (Loss) before other Income and (Expenses)	1,860,068	(40,106)

Other Income and (Expenses)
Interest income	4	201
Other income	10,535	2,305
Interest expense	(172,854)	(29,974)
Total other income and (expenses)	(162,315)	(27,468)

Income (Loss) Before Provision for Income Taxes	1,697,753	(67,574)

Provision for Income Taxes	401,499	-

Net Income (Loss) Attributable to Common Shareholders	$1,296,254	$(67,574)

18

USIP.COM, INC., AND SUBSIDIARIES
UNUADITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
JUNE 30, 2006

USIP.COM INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)

USIP.COM, INC. AND SUBSIDIARIES
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On September 6, 2006, holders of 50.1% of the issued and outstanding stock of USIP.COM, Inc. and Subsidiaries (“The Company” or “USIP”) entered into a share purchase agreement with each of Messrs. Yun Wang, Shibin Jiang, Bin Feng (“Purchaser”). Pursuant to the share purchase agreement, the Company agreed to sell to Purchaser 50.1% of the Company’s issued and outstanding shares of common stock. The Company’s total issued and outstanding common stock as of September 6, 2006 were 49,643,222 shares. As a result of this transaction, there has been a change in control of the Company as the Purchasers now constitute the majority shareholders of the Company.

On a separate transaction occurred on the same day, USIP signed a Share Exchange Agreement with American Eco-Environment Corporation (“AEEC”), a privately held Company whereby, USIP.COM, Inc., and Subsidiaries agreed to acquire all the outstanding capital stock of American Eco-Environment Corporation by issuing $5,000,000 face value convertible notes to the shareholders o f AEEC, namely, Messrs Yun Wang, Shibing Jiang and Bin Feng. The transaction closed on September 6, 2006.

The acquisition of AEEC by the Company will be accounted for under the purchase method of accounting. The notes have been discounted to reflect the difference between the face value of the notes and the net assets acquired as this was a related party transaction.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 has been presented with consolidated subsidiaries at June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 and the condensed consolidated statement of income for the year ended December 31, 2005 have been presented as if the acquisition had occurred January 1, 2005.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

1

USIP.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2006

ASSETS

	USIP.COM, Inc.	American Eco- Environment Corporation	Note	Adjustments	(1) Pro Forma

Current Assets
Cash and cash equivalents	$-	$1,147,239			$1,147,239
Accounts Receivable	48,152	653,361			701,513
Inventory	15,894	24,402			40,296
Prepaid expense	1,600	-			1,600

Total current assets	65,646	1,825,002			1,890,648

Property and Equipment, Net	72,502	2,374,617			2,447,119

Other Assets
Net assets of discontinued operations	47,325	-			47,325
Construction in progress	-	2,178,425			2,178,425
Advances o suppliers	-	2,840,915			2,840,915
Other receivables	-	767,678			767,678
Total other assets	47,325	5,787,018			5,834,343

TOTAL ASSETS	$185,473	$9,986,637			$10,172,110

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilites
Accounts payable	$181,389	$103,113			$284,502
Bank overdraft	2,191	-			2,191
Unearned revenue	-	123,029			123,029
Payroll payable	1,683	-			1,683
Taxes payable	-	757,388			757,388
Accrued liabilities & other payables	6,104	23,430.00			29,534
Note payable - Investor	173,678	-			173,678
Note payable - related party, net of discount	-	-	a	5,000,000	5,000,000
Short term loan	34,373	966,592			1,000,965

Total current liabilities	399,418	1,973,552			7,372,970

Long-Term Liabilities
Notes payble	29,398	2,416,480			2,445,878

Total long-term liabilities	29,398	2,416,480			2,445,878

Net Liabilities of Discontinued Operations	116,299	-			116,299

TOTAL LIABILITIES	545,115	4,390,032			9,935,147

STOCKHOLDERS' EQUITY (DEFICIT)

Commom stock	4,663	312,500	a	(312,500)	4,963
			b	300
Additional paid-in capital	2,498,773	2,707,991	a	(2,707,991)	3,635,078
			a	596,605
			b	539,700
Accumulated other comprehensive income	-	266,483	a	(266,483)	-
Retained earnings (accumulated deficits) prior to September 6, 2006	(2,863,078)	2,309,631	a	(2,309,631)	(3,403,078)
			b	(540,000)

Total stockholders' equity (deficit)	(359,642)	5,596,605			236,963

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$185,473	$9,986,637			$10,172,110

(1) Represents acquisition merger showing combined assets and liabilities of both companies.

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

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USIP.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006

	USIP.COM, Inc.	American Eco- Environment Corporation	Note	Adjustments	Pro Forma

REVENUES	$101,527	$1,836,792			$1,938,319

COST OF GOODS SOLD	114,338	234,704			349,042

GROSS PROFIT	(12,811)	1,602,088			1,589,277

OPERATING EXPENSES
Selling, general and adminstrative expenses	123,037	140,519			263,556

NET INCOME (LOSS) FROM OPERATIONS	(135,848)	1,461,569			1,325,721

OTHER INCOME (EXPENSE)
Interest income	-	742			742
Interest expense	(11,781)	(25,776)			(37,557)
Provison for state tax	(2,134)	-			(2,134)
Beneficial expense	-	-	b	(540,000)	(540,000)
Total other income (expense)	(13,915)	(25,034)			(578,949)

NET INCOME (LOSS) FROM OPEATIONS	(149,763)	1,436,535			746,772

DISCONTINUED OPERATIONS
Net loss from discontinued operations, net of tax effect	(51,811)	-			(51,811)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
Provision for income taxes	-	343,628			343,628

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(201,574)	$1,092,907			$351,333

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$(0.00)	$0.04

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	45,023,700	25,000,000

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

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USIP.COM, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005

	USIP.COM, Inc.	American Eco- Environment Corporation	Note	Adjustments	Pro Forma

REVENUES	$281,396	$2,368,581			$2,649,977

COST OF GOODS SOLD	245,514	381,584			627,098

GROSS PROFIT	35,882	1,986,997			2,022,879

OPERATING EXPENSES
Selling, general and adminstrative expenses	426,570	98,815			525,385

NET (LOSS) FROM OPERATIONS	(390,688)	1,888,182			1,497,494

OTHER INCOME (EXPENSE)
Interest income	-	4			4
Interest expense	(92,989)	(172,854)			(265,843)
Gain on sale of equipment	(9,595)	-			(9,595)
Forgiveness of debt	18,949	-			18,949
Provison for state tax	(2,572)	-			(2,572)
Other income	-	10,535			10,535
Total other income (expense)	(86,207)	(162,315)			(248,522)

NET INCOME (LOSS) FROM OPEATIONS	(476,895)	1,725,867			1,248,972

DISCONTINUED OPERATIONS
Net loss from discontinued operations, net of tax effect	(44,691)	-			(44,691)

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
Provision for income taxes	-	408,149			408,149

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(521,586)	$1,317,718			$796,132

BASIC AND DILUTED (LOSS) PER SHARE	$(0.03)	$0.05

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES	18,173,069	25,434,521

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

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USIP.COM, INC., AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 and the condensed consolidated statement of income for the year ended December 31, 2005, to reflect the proposed combination of USIP.COM, Inc., and American Eco-Environment Corporation.

a.	To record issuance of notes payable and to eliminate the equity accounts of American Eco-environment.

b.	To record issuance of additional 3,000,000 shares of USIP common stock on August 24, 2006 in consideration for the cancellation of a debt that had originally been written off as of December 31, 2005.

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